NEWS RELEASE
For Immediate Release

CNT REPORTS FOURTH QUARTER RESULTS IN LINE WITH EXPECTATIONS

Continued Improvement in Earnings with Both GAAP and Pro Forma EPS of $.12

MINNEAPOLIS, MN. March 1, 2004 — CNT (NASDAQ: CMNT), the global expert in storage networking solutions, today reported financial results for the fourth quarter and year ended January 31, 2004. Fourth quarter revenue totaled $112.2 million, compared to $61.5 million in the fourth quarter of 2002. Revenue for the year ended January 31, 2004, totaled $360.9 million, compared to $211.5 million for the prior year period. Revenue for the fourth quarter and year ended January 31, 2004, include the acquisition of Inrange Technologies from May 5, 2003.

On the basis of generally accepted accounting principles (GAAP), the company reported a net profit for the fourth quarter of 2003 of $3.6 million or $.12 per share, compared to a net loss of $21.7 million or $.81 per share, in the year ago quarter. On a pro forma basis, the company reported net income of $3.4 million or $.12 per share in the fourth quarter, compared to net income of $781,000 or $.03 per share in the year ago quarter. Pro forma results for the 2003 fourth quarter exclude a charge for goodwill impairment of $204,000, earnings from discontinued operations of $715,000, and integration charges and amortization of intangibles related to our recent acquisition of Inrange of $712,000 and $1,662,000, respectively. Pro forma results for the 2002 fourth quarter exclude earn-out costs related to the BI-Tech acquisition of $118,000, a $1.7 million restructuring charge, a $1.0 million write-down of an investment and $19.7 million of income tax expense related to a valuation allowance for our deferred tax assets. Pro-forma net income for the fourth quarter of 2003 and 2002 includes income taxes at a 34% effective rate, compared to GAAP tax rates for the fourth quarter of 2003 and 2002 of a negative 11% and a negative 1,254%, respectively. The large tax expense and unusual effective rate for the fourth quarter and year ended January 31, 2003, was related to a valuation allowance for our deferred tax assets. A reconciliation of GAAP to pro forma results for the fourth quarter and years ended January 31, 2004 and 2003 can be found in the attached schedules.

-(more)-

CNT Corporation
6000 Nathan Lane North Minneapolis, Minnesota 55442
Tel: U.S. 800-638-8324   International 763-268-6000   Fax: 763-268-6800

On the basis of generally accepted accounting principles (GAAP), the company reported a net loss for the year ended January 31, 2004, of $.89 per share or $24.1 million, compared to a net loss of $38.4 million or $1.37 per share, for the same period of fiscal 2002. On a pro forma basis, the company reported a net profit of $5.3 million or $.19 per share for the year ended January 31, 2004, compared to a net loss of $5.7 million or $.20 per share for the same period of fiscal 2002. Pro forma results for the year ended January 31, 2004, exclude charges of $19.7 million for in-process research and development, integration charges of $7.0 million, and intangibles amortization of $5.0 million, all related to the acquisition of Inrange Technologies. Pro forma results for the year ended January 31, 2004, also exclude a $204,000 goodwill impairment charge and $312,000 for the BI-Tech earn-out.

Pro forma results for the year ended January 31, 2003, exclude earn-out costs related to the BI-Tech acquisition of $744,000, a $1.7 million restructuring charge, a $1.0 million write-down of an investment and $19.5 million of income tax expense related to a valuation allowance for our deferred tax assets. Pro forma results for the year ended January 31, 2003, also exclude income from discontinued operations of $207,000 and a $10.1 million charge for a cumulative effect of a change in accounting principle. Pro forma results for the years ended January 31, 2004 and 2003 include income taxes at a 34% effective rate, compared to GAAP tax rates for the years ended January 31, 2004 and 2003 of a negative 3% and a negative 138%, respectively.

“Our pro forma profit of $3.4 million or $.12 per share for the fourth quarter represents a 70% sequential improvement over our third quarter reported pro forma profit of $2.0 million or $.07 per share, and further validates both our strategy for the integration of Inrange, and the revenue and cost synergies created from the powerful combination of our two companies. The integration of the two companies has resulted in over $20 million in annual cost savings. We look to further capitalize on the acquisition during 2004 from the launch of new products and services that leverage the strengths and core competencies of the combined company,” commented Tom Hudson, CNT’s President, Chairman, and CEO.

“I’m pleased to announce that we signed several large managed services contracts during the quarter. A large insurance carrier signed a managed services contract valued at approximately $2.8 million. A major financial institution signed another new contract valued at approximately $1.6 million.

-(more)-

At the end of the quarter, we also signed a non-cancelable contract to provide a division of the IBM Company with $15 million of CNT managed services over the next five years. While reducing our reported fourth quarter revenues, these managed services revenues will help to improve our predictability and smooth our earnings over the long run. All three of these contracts will start contributing to revenue and earnings during the first quarter of 2004,” added Hudson.

“During the quarter we also announced a number of new products and services, including new offerings to help our customers migrate to FICON. Today, large mainframe environments are encountering new growth, scalability, and recovery requirements driven by ever-larger volumes of data, and an increased sensitivity to the criticality of business continuity plans. A move to FICON offers clients enhanced performance, functionality and increased distance capabilities. By migrating to FICON, clients can consolidate their storage, thereby saving hundreds of thousands of dollars each year. CNT’s workshops and FICON–related services help enterprise customers accelerate their migration to FICON environments.

“We recently announced our first FICON extension offering using the UltraNet Storage Director with IBM’s Enterprise Storage Server Extended Remote Copy (XRC) support. We already have more than 60 IBM XRC installations at some of the largest data centers in the world, and we’ve been supporting FICON for several years. We expect that customers will naturally look to CNT to support their wide-area infrastructure in these environments, given our significant experience with the XRC and FICON protocols. Other major storage vendors have also announced FICON storage and can take advantage of the capabilities of CNT’s UltraNet and FC/9000 product families.

“In January our new UltraNet Edge 3000 storage router received the silver award for product of the year for networking equipment from Storage magazine and Search Storage.com. The UltraNet Edge 3000 allows businesses to move information anywhere, anytime, with the highest available performance, and at a dramatically reduced cost.

-(more)-

The UltraNet Edge 3000 is the first storage router to seamlessly integrate both open systems and mainframe environments over any distance. When we developed the Edge 3000, we were committed to providing our customers with the performance, flexibility and cost savings required by today’s enterprise. Winning the award provides validation that CNT has achieved these goals.”

“We also announced the availability of the inVSN family of storage network software solutions that facilitate the management of an enterprise’s entire SAN, MAN and WAN storage infrastructure. Businesses can now see their entire global storage infrastructure in a single view, pro-actively collect network performance data, and identify potential problem areas and correlate those problems back to the affected application, increasing data availability and reducing the time required to diagnose and resolve problems. By being able to view an entire storage application, customers can troubleshoot network issues ahead of time so that they can take action and avoid outages altogether. This proactive approach means less time and money spent on managing storage network problems.”

Outlook

CNT presently expects revenue for our first quarter ending April 30, 2004 to be in the range of $95 to $100 million, reflecting our normal 10% to 15% seasonality in the first quarter over the prior fourth quarter. The resulting pro forma profit is expected to be in the range of $.02 to $.05 per share, reflecting the lower first quarter revenues and higher first quarter expenses relating to employment taxes, sales conferences, Sarbanes-Oxley compliance and year-end audit and reporting expenses. Pro forma results exclude amortization of intangibles and any earn-out related to the BI-Tech acquisition, but include income taxes at a 34% effective rate.

With the economy improving modestly for this year, we see customer capital spending continuing, especially on major storage/server cost consolidations and IT risk minimization projects, two of CNT’s specialties.

For the year ending January 31, 2005 we presently expect revenue to be in the range of $425 million to $450 million, with the resulting pro forma profit expected to be in the range of $.30 to $.35 per share. Pro forma results exclude amortization of intangibles and any earn-out related to the BI-Tech acquisition, but include income taxes at a 34% effective rate.

-(more)-

Conference Call Information

CNT will conduct a webcast and conference call for analysts and investors beginning at 4:30 pm Central Standard Time, 5:30 pm Eastern Standard Time on March 1, 2004. The webcast is available through CNT’s web site at http://www.cnt.com/cnt/financials/ . To participate via telephone, dial 706-758-2460 and ask for the CNT Fourth Quarter Earnings Call. A one-week webcast replay will be available at http://www.cnt.com/cnt/financials/ . A two-day telephone replay will be available at 800-633-8284 or 402-977-9140; enter 21185359# at the reservation number prompt.

About CNT

CNT is the expert in today’s most cost-effective and reliable storage networking solutions. For over 20 years, businesses around the world have depended on us to improve business efficiency, increase data availability and manage their business-critical information. CNT applies its technology, products and expertise in open storage networking architecture and business continuity to help companies build end-to-end solutions consisting of analysis, planning and design, multi-vendor integration, implementation and ongoing remote management of the SAN or storage infrastructure. For more information, visit CNT’s web site at http://www.cnt.com or call 763-268-6000.

All brand names and product names are trademarks or registered trademarks of their respective companies.

For Additional Information, Contact:
Greg Barnum, VP of Finance & CFO 763-268-6110; greg_barnum@cnt.com	Jennifer Weidauer, CNT Public Relations 763-268-6117; Jennifer_weidauer@cnt.com

Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or services, plans for hiring additional personnel, entering into strategic partnerships, and other plans, objectives, expectations and intentions that are not historical fact.

The words “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends in various geographic markets; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features; (vi) technological change affecting our products (vii) adverse judgements in present and future litigation; (viii) continued operating results according to plan with Inrange; and (ix) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

CNT
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended

	January 31,		January 31,
	2004	2003	2004	2003

Revenue:
Product sales	$76,075	$43,464	$239,839	$145,355
Service fees	36,143	18,070	121,038	66,160

Total revenue	112,218	61,534	360,877	211,515

Cost of revenue:
Cost of product sales	45,036	27,288	138,604	89,110
Cost of service fees	20,737	9,631	71,698	38,210
Amortization of developed technology	1,055	—	3,165	—
Integration charge	—	—	1,607	—

Total cost of revenue	66,828	36,919	215,074	127,320

Gross profit	45,390	24,615	145,803	84,195

Operating Expenses:
Sales and marketing	24,124	14,450	84,577	57,849
Engineering and development	12,545	6,550	42,284	26,872
General and administrative	3,770	2,791	14,293	10,694
Restructuring charge	—	1,666	—	1,666
Amortization of customer list and trademarks	607	—	1,821	—
In-process research and development charge	—	—	19,706	—
Goodwill impairment	204	—	204	—
Integration charge	712	—	5,393	—

Total operating expenses	41,962	25,457	168,278	97,081

Income (loss) from operations	3,428	(842)	(22,475)	(12,886)

Other income (expense):
Write-down of investment	—	(1,000)	—	(1,000)
Net gain on sale of marketable securities	—	—	747	—
Other, net	(805)	242	(2,415)	1,869

Other income (expense), net	(805)	(758)	(1,668)	869

Income (loss) before income taxes	2,623	(1,600)	(24,143)	(12,017)
Provision (benefit) for income taxes	(276)	20,070	625	16,527

Net income (loss) before discontinued operations and cumulative effect of change in accounting principle	2,899	(21,670)	(24,768)	(28,544)

Discontinued operations, net of tax	715	—	715	207

Cumulative effect of change in accounting principle	—	—	—	(10,068)

Net income (loss)	$3,614	$(21,670)	$(24,053)	$(38,405)

Basic income (loss) per share:

Net income (loss) before discontinued operations and cumulative effect of change in accounting principle	$0.11	$(0.81)	$(0.91)	$(1.02)

Discontinued operations	$0.03	$—	$0.03	$0.01

Cumulative effect of change in accounting principle	$—	$—	$—	$(0.36)

Net income (loss)	$0.13	$(0.81)	$(0.89)	$(1.37)

Shares	27,316	26,753	27,116	28,111

Diluted income (loss) per share:

Net income (loss) before discontinued operations and cumulative effect of change in accounting principle	$0.10	$(0.81)	$(0.91)	$(1.02)

Discontinued operations	$0.02	$—	$0.03	$0.01

Cumulative effect of change in accounting principle	$—	$—	$—	$(0.36)

Net income (loss)	$0.12	$(0.81)	$(0.89)	$(1.37)

Shares	29,437	26,753	27,116	28,111

CNT
CONSOLIDATED BALANCE SHEETS
 (in thousands, except per share data)

	January 31,
	2004	January 31,
	(unaudited)	2003

Assets
Current assets:
Cash and cash equivalents	$75,267	$98,341
Marketable securities	2,219	111,143
Receivables, net	99,815	56,040
Inventories	29,976	24,091
Other current assets	4,400	2,118

Total current assets	211,677	291,733

Property and equipment, net	40,313	22,566
Field support spares, net	11,951	6,009
Goodwill	105,203	14,113
Other intangibles, net	33,225	1,669
Deferred tax asset	872	—
Other assets	9,140	3,079

	$412,381	$339,169

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	47,696	16,889
Accrued liabilities	43,733	25,400
Deferred revenue	47,058	19,340
Current installments of obligations under capital lease	1,619	708

Total current liabilities	$140,106	$62,337

Convertible subordinated debt	125,000	125,000
Deferred tax liability	—	541
Obligations under capital lease, less current installments	4,468	—

Total liabilities	$269,574	$187,878

Shareholders’ equity:
Preferred Stock
Common stock, $.01 par value; authorized 100,000 shares, issued and outstanding 27,501 at January 31, 2004 and 26,921 at January 31, 2003	275	269
Additional paid-in capital	187,652	173,955
Unearned compensation	(319)	(675)
Accumulated deficit	(46,999)	(22,946)
Accumulated other comprehensive income	2,198	688

Total shareholders’ equity	142,807	151,291

	$412,381	$339,169

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
 (in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended

	January 31,		January 31,
	2004	2003	2004	2003

Revenue:
Product sales	$76,075	$43,464	$239,839	$145,355
Service fees	36,143	18,070	121,038	66,160

Total revenue	112,218	61,534	360,877	211,515

Cost of revenue:
Cost of product sales	45,036	27,288	138,604	89,110
Cost of service fees	20,737	9,589	71,567	38,015

Total cost of revenue	65,773	36,877	210,171	127,125

Gross profit	46,445	24,657	150,706	84,390

Operating Expenses:
Sales and marketing	24,124	14,411	84,419	57,649
Engineering and development	12,545	6,520	42,284	26,593
General and administrative	3,770	2,784	14,270	10,624

Total operating expenses	40,439	23,715	140,973	94,866

Income (loss) from operations	6,006	942	9,733	(10,476)

Other income (expense), net	(805)	242	(1,668)	1,869

Income (loss) before income taxes	5,201	1,184	8,065	(8,607)
Provision (benefit) for income taxes	1,769	403	2,743	(2,926)

Net income (loss)	$3,432	$781	$5,322	$(5,681)

Basic income (loss) per share:

Net income (loss)	$0.13	$0.03	$0.20	$(0.20)

Shares	27,316	26,753	27,116	28,111

Diluted income (loss) per share:

Net income (loss)	$0.12	$0.03	$0.19	$(0.20)

Shares	29,437	26,877	28,536	28,111

CNT
CONSOLIDATED PRO FORMA PRODUCT AND SERVICE GROSS MARGINS
 (in thousands, except per share data)
(unaudited)

	Three months ended					Three months ended
	January 31, 2004					January 31,2003

				Pro Forma				Pro Forma
	As Reported			Adjustments	Pro forma	As Reported		Adjustments	Pro forma

Revenue:
CNT product sales	$	45,701		$—	$45,701	$27,275		$—	$27,275
Third party product sales		30,374		—	30,374	16,189		—	16,189
Maintenance fees		22,019		—	22,019	10,664		—	10,664
Consulting fees		14,124		—	14,124	7,406		—	7,406

Total revenue		112,218		—	112,218	61,534		—	61,534

Cost of revenue:
Cost of CNT product sales		19,441		—	19,441	14,227		—	14,227
Cost of third party product sales		25,595		—	25,595	13,061		—	13,061
Cost of maintenance fees		10,632		—	10,632	5,682			5,682
Cost of consulting fees		10,105		—	10,105	3,949	(3)	(42)	3,907
Amortization of developed technology		1,055	(1)	(1,055)	—	—		—	—

Total cost of revenue		66,828		(1,055)	65,773	36,919		(42)	36,877

Gross profit		$45,390		$1,055	$46,445	$24,615		$42	24,657

	Twelve months ended				Twelve months ended
	January 31, 2004				January 31, 2003

			Pro Forma				Pro Forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma

Revenue:
CNT product sales	$167,743		$—	$167,743	$94,561		$—	$94,561
Third party product sales	72,096		—	72,096	50,794		—	50,794
Maintenance fees	75,407		—	75,407	43,329		—	43,329
Consulting fees	45,631		—	45,631	22,831		—	22,831

Total revenue	360,877		—	360,877	211,515		—	211,515

Cost of revenue:
Cost of CNT product sales	78,762		—	78,762	48,450		—	48,450
Cost of third party product sales	59,842		—	59,842	40,660		—	40,660
Cost of maintenance fees	38,181		—	38,181	22,942		—	22,942
Cost of consulting fees	33,517	(3)	(131)	33,386	15,268	(3)	(195)	15,073
Amortization of developed technology	3,165	(1)	(3,165)	—	—		—	—
Integration charge	1,607	(2)	(1,607)	—	—		—	—

Total cost of revenue	215,074		(4,903)	210,171	127,320		(195)	127,125

Gross profit	$145,803		$4,903	$150,706	$84,195		$(195)	$84,390

(1)	Amortization expense related to developed technology for the Inrange acquisition

(2)	Write-down of inventory resulting from integration of CNT and Inrange product offerings

(3)	Represents the expense related to the earn-out payable to the BI-Tech employees.

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
 (in thousands, except per share data)
 (unaudited)

	Three months ended				Three months ended
	January 31, 2004				January 31, 2003

			Pro Forma				Pro Forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma

Revenue:
Product sales	$76,075		$—	$76,075	$43,464		$—	$43,464
Service fees	36,143		—	36,143	18,070		—	18,070

Total revenue	112,218		—	112,218	61,534		—	61,534

Cost of revenue:
Cost of product sales	45,036		—	45,036	27,288		—	27,288
Cost of service fees	20,737		—	20,737	9,631	(1)	(42)	9,589
Amortization of developed technology	1,055	(2)	(1,055)	—	—		—	—

Total cost of revenue	66,828		(1,055)	65,773	36,919		(42)	36,877

Gross profit	45,390		1,055	46,445	24,615		42	24,657

Operating expenses:
Sales and marketing	24,124		—	24,124	14,450	(1)	(39)	14,411
Engineering and development	12,545		—	12,545	6,550	(1)	(30)	6,520
General and administrative	3,770		—	3,770	2,791	(1)	(7)	2,784
Restructuring charge	—		—	—	1,666	(8)	(1,666)	—
Amortization of customer list and trademarks	607	(3)	(607)	—	—		—	—
Goodwill impairment	204	(7)	(204)	—	—		—	—
Integration charge	712	(4)	(712)	—	—		—	—

Total operating expenses	41,962		(1,523)	40,439	25,457		(1,742)	23,715

Income (loss) from operations	3,428		2,578	6,006	(842)		1,784	942

Other income (expense), net	(805)		—	(805)	(758	)(9)	1,000	242

Income (loss) before income taxes	2,623		2,578	5,201	(1,600)		2,784	1,184
Provision (benefit) for income taxes	(276	) (5)	2,045	1,769	20,070	(5)	(19,667)	403
Income (loss) from continuing operations	2,899		533	3,432	(21,670)		22,451	781

Discontinued operations, net of tax	715	(6)	(715)	—	—		—	—

Net income (loss)	$3,614		$(182)	$3,432	$(21,670)		$22,451	$781

Basic income (loss) per share:

Continuing operations	$0.11	$0.02	$0.13	$(0.81)	$0.84	$0.03

Discontinued operations	$0.03	$(0.03)	$—	$—	$—	$—

Net income (loss)	$0.13	$(0.01)	$0.13	$(0.81)	$0.84	$0.03

Shares	27,316	27,316	27,316	26,753	26,753	26,753

Diluted income (loss) per share:

Continuing operations	$0.10	$0.02	$0.12	$(0.81)	$0.84	$0.03

Discontinued operations	$0.02	$(0.02)	$—	$—	$—	$—

Net income (loss)	$0.12	$(0.01)	$0.12	$(0.81)	$0.84	$0.03

Shares	29,437	29,437	29,437	26,753	26,877	26,877

(1)	Represents the expense related to the earn-out payable to the Bi-Tech employees.

(2)	Amortization expense related to developed technology from the Inrange acquisition

(3)	Amortization expense related to the customer list and trademarks from the Inrange acquisition

(4)	Integration charge related to the Inrange acquisition, primarily wages and severance.

(5)	Tax expense calculated at an effective tax rate of 34%.

(6)	Discontinued operations.

(7)	Represents a write-down of goodwill related to the sale of a foreign subsidiary.

(8)	Represents the expense related to a restructuring charge.

(9)	Represents the write-down of an investment.

CNT
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
 (in thousands, except per share data)
(unaudited)

	Twelve months ended				Twelve months ended
	January 31, 2004				January 31, 2003

			Pro Forma				Pro Forma
	As Reported		Adjustments	Pro forma	As Reported		Adjustments	Pro forma

Revenue:
Product sales	$239,839		$—	$239,839	$145,355		$—	$145,355
Service fees	121,038		—	121,038	66,160		—	66,160

Total revenue	360,877		—	360,877	211,515		—	211,515

Cost of revenue:
Cost of product sales	138,604			138,604	89,110		—	89,110
Cost of service fees	71,698	(1)	(131)	71,567	38,210	(1)	(195)	38,015
Amortization of developed technology	3,165	(2)	(3,165)	—	—		—
Integration charge	1,607	(8)	(1,607)	—	—		—

Total cost of revenue	215,074		(4,903)	210,171	127,320		(195)	127,125

Gross profit	145,803		4,903	150,706	84,195		195	84,390

Operating expenses:
Sales and marketing	84,577	(1)	(158)	84,419	57,849	(1)	(200)	57,649
Engineering and development	42,284		—	42,284	26,872	(1)	(279)	26,593
General and administrative	14,293	(1)	(23)	14,270	10,694	(1)	(70)	10,624
Restructuring charge	—		—	—	1,666	(11)	(1,666)	—
Amortization of customer list and trademarks	1,821	(4)	(1,821)	—	—		—	—
In-process research and development charge	19,706	(5)	(19,706)	—	—		—	—
Goodwill impairment	204	(10)	(204)	—	—		—	—
Integration charge	5,393	(3)	(5,393)	—	—		—	—

Total operating expenses	168,278		(27,305)	140,973	97,081		(2,215)	94,866

Income (loss) from operations	(22,475)		32,208	9,733	(12,886)		2,410	(10,476)

Other income (expense), net	(1,668)		—	(1,668)	869	(12)	1,000	1,869

Income (loss) before income taxes	(24,143)		32,208	8,064	(12,017)		3,410	(8,607)
Provision (benefit) for income taxes	625	(6)	2,118	2,743	16,527	(6)	(19,453)	(2,926)

Net income(loss) before discontinued operations and cumulative effect of change in accounting principle	(24,768)		30,090	5,322	(28,544)		22,863	(5,681)

Discontinued operations, net of tax	715	(9)	(715)	—	207	(9)	(207)	—

Cumulative effect of change in accounting	—		—	—	(10,068	)(7)	10,068	—

Net income (loss)	$(24,053)		$29,375	$5,322	$(38,405)		$32,724	$(5,681)

Basic income (loss) per share:

Net income (loss) before discontinued operations and cumulative effect of change in accounting principle	$(0.91)	$1.11	$0.20	$(1.02)	$0.81	$(0.20)

Discontinued operations	$0.03	$(0.03)	$—	$0.01	$(0.01)	$—

Cumulative effect of change in accounting principle	$—	$—	$—	$(0.36)	$0.36	$—

Net income (loss)	$(0.89)	$1.08	$0.20	$(1.37)	$1.16	$(0.20)

Shares	27,116	27,116	27,116	28,111	28,111	28,111

Diluted income (loss) per share:

Net income (loss) before discontinued operations and cumulative effect of change in accounting principle	$(0.91)	$1.05	$0.19	$(1.02)	$0.81	$(0.20)

Discontinued operations	$0.03	$(0.03)	$—	$0.01	$(0.01)	$—

Cumulative effect of change in accounting principle	$—	$—	$—	$(0.36)	$0.36	$—

Net income (loss)	$(0.89)	$1.03	$0.19	$(1.37)	$1.16	$(0.20)

Shares	27,116	28,536	28,536	28,111	28,111	28,111

(1)	Represents the expense related to the earn-out payable to the Bi-Tech employees.

(2)	Amortization expense related to the developed technology from the Inrange acquisition

(3)	Integration charge related to the Inrange acquisition, primarily wages and severance.

(4)	Amortization expense related to the customer list and trademarks from the Inrange acquisition.

(5)	In-process research and development charge related to the Inrange acquisition.

(6)	Tax expense calculated at an effective tax rate of 34%.

(7)	Cumulative effect of change in accounting for goodwill.

(8)	Write-down of inventory resulting from integration of CNT and Inrange product offerings (9) Discontinued operations (10) Represents a write-down of goodwill related to the sale of a foreign subsidiary.

(11)	Represents the expenses related to a restructuring charge.

(12)	Represents the write-down of an investment.